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NATIONAL CITY CORPORATION                                             EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

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
                                     Three Months Ended
                                           March 31                                 Years Ended December 31
                                   ------------------------   -------------------------------------------------------------------
(Dollars in Thousands)                     1999        1998          1998          1997          1996           1995         1994
-----------------------------------------------------------   -------------------------------------------------------------------
COMPUTATION EXCLUDING PREFERRED
  STOCK DIVIDENDS:
Income before income taxes          $   563,478   $ 162,530   $ 1,647,277   $ 1,640,033   $ 1,441,787   $ 1,208,000  $  1,183,000
Interest on non-deposit interest
  bearing liabilities                   285,332     224,209       998,753       738,923       611,741       673,000       420,000
Portion of rental expense deemed
  representative of interest              7,759       7,174        30,397        27,597        25,053        23,563        22,050
                                    -----------------------   -------------------------------------------------------------------
Total income for computation
  excluding interest on deposits        856,569     393,913     2,676,427     2,406,553     2,078,581     1,904,563     1,625,050
Interest on deposits                    419,023     446,461     1,846,276     1,813,251     1,862,084     1,975,000     1,478,700
                                    -----------------------   -------------------------------------------------------------------
Total income for computation
  including interest on deposits    $ 1,275,592   $ 840,374   $ 4,522,703   $ 4,219,804   $ 3,940,665   $ 3,879,563  $  3,103,750
                                    =======================   ===================================================================
Fixed charges excluding interest
  on deposits                       $   293,091   $ 231,383   $ 1,029,150   $   766,520   $   636,794   $   696,563  $    442,050
                                    =======================   ===================================================================
Fixed charges including interest
  on deposits                       $   712,114   $ 677,844   $ 2,875,426   $ 2,579,771   $ 2,498,878   $ 2,671,563  $  1,920,750
                                    =======================   ===================================================================
Ratio excluding interest on
  deposits                                 2.92x       1.70x         2.60x         3.14x         3.26x         2.73x         3.68x
Ratio including interest on
  deposits                                 1.79x       1.24x         1.57x         1.64x         1.58x         1.45x         1.62x

COMPUTATION INCLUDING PREFERRED
  STOCK DIVIDENDS:
Total income for computation
  excluding interest on deposits    $   856,569   $ 393,913   $ 2,676,427   $ 2,406,553   $ 2,078,581   $ 1,904,563   $ 1,625,050
                                    =======================   ===================================================================
Total income for computation
  including interest on deposits    $ 1,275,592   $ 840,374   $ 4,522,703   $ 4,219,804   $ 3,940,665   $ 3,879,563   $ 3,103,750
                                    =======================   ===================================================================
Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                   $   293,091   $ 231,383   $ 1,029,150   $   766,520   $   636,794   $   696,563     $ 442,050
Tax-effected preferred stock
  dividends                                 638           -         3,357             -         6,197        22,815        23,385
                                    -----------------------   -------------------------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                  293,729     231,383     1,032,507       766,520       642,991       719,378       465,435
Interest on deposits                    419,023     446,461     1,846,276     1,813,251     1,862,084     1,975,000     1,478,700
                                    -----------------------   -------------------------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                   $   712,752   $ 677,844   $ 2,878,783   $ 2,579,771   $ 2,505,075   $ 2,694,378   $ 1,944,135
                                    =======================   ===================================================================
Ratio excluding interest on
  deposits                                 2.92x       1.70x         2.59x         3.14x         3.23x         2.65x         3.49x
Ratio including interest on
  deposits                                 1.79x       1.24x         1.57x         1.64x         1.57x         1.44x         1.60x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits              $   419,023   $ 446,461   $ 1,846,276   $ 1,813,251   $ 1,862,084   $ 1,975,000   $ 1,478,700
  Interest on non-deposit interest
    bearing liabilities                 285,332     224,209       998,753       738,923       611,741       673,000       420,000
                                    -----------------------   -------------------------------------------------------------------
    Total interest charges          $   704,355   $ 670,670   $ 2,845,029   $ 2,552,174   $ 2,473,825   $ 2,648,000   $ 1,898,700
                                    =======================   ===================================================================
Rental Expense:
  Building rental expense           $    23,513   $  21,738   $    92,112   $    83,627   $    75,918   $    71,403   $    66,818
  Portion of rental expense deemed
    representative of interest            7,759       7,174        30,397        27,597        25,053        23,563        22,050
Preferred Stock Charge:
  Preferred stock dividends                 415           -         2,182             -         4,028        14,830        15,200
  Tax-effected preferred dividends          638           -         3,357             -         6,197        22,815        23,385
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